Exhibit 99.1


[GRAPHIC OMITTED]                                                   News Release

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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                   NORTHWESTERN REPORTS 2003 FINANCIAL RESULTS

  REPORTS LOSS OF $128.7 MILLION IN 2003 VERSUS LOSS OF $892.9 MILLION IN 2002
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SIOUX FALLS, S.D. - March 15, 2004 - NorthWestern Corporation (OTC Pink Sheets:
NTHWQ) today reported financial results for 2003 and filed the Company's Annual Report on Form 10-K with the Securities and Exchange Commission.

Special Note: On Sept. 14, 2003, NorthWestern filed a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware under case number 03-12872. The Company's subsidiaries, including Netexit, Inc., formerly Expanets, Inc., and Blue Dot Services Inc., are not party to the Chapter 11 case. Pursuant to the Chapter 11 filing, NorthWestern retains control of its assets and is authorized to operate its business as a debtor-in-possession while being subject to the jurisdiction of the Bankruptcy Court. The Company's consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. Under SOP 90-7, certain liabilities existing prior to the Chapter 11 filing are classified as liabilities subject to compromise. In addition, the extent to which reported interest expense differs from the contractual rate of interest is disclosed in the Company's Consolidated Statements of Loss.

Consolidated Financial Results and Liquidity

Consolidated losses on common stock in 2003 were $128.7 million, compared with consolidated losses on common stock of $892.9 million in 2002. The decrease is primarily due to impairment and other charges of $878.5 million in 2002 and decreased losses after impairment and other charges from the Company's discontinued communications segment of approximately $32 million in 2003. However, results were adversely affected by a $31 million increase in operating expenses in 2003, primarily due to increased legal and other professional fees related to the Company's reorganization efforts and Chapter 11 bankruptcy filing, along with a $49.6 million increase in interest expense.


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Revenues from continuing operations in 2003 were $1.03 billion, compared with
$783.7 million in 2002. Revenues in 2003 included 12 full months of Montana utility operations while results for 2002 included only 11 months of Montana utility operations. In addition, revenues also increased during 2003 due to higher recovered purchased energy costs and increased retail and wholesale electricity and natural gas sales volumes.

As of Dec. 31, 2003, cash and cash equivalents were $15.2 million, compared with $26.6 million as of Dec. 31, 2002. Cash flows used in continuing operations during 2003 were $105.7 million, compared with cash provided by continuing operations of $125.6 million during 2002. NorthWestern continues to maintain access of up to $85 million in debtor-in-possession (DIP) financing provided by Bank One, N.A. As of March 13, 2004, no borrowings have been made on the facility. However, the Company had issued letters of credit of $15.2 million against the facility as of Dec. 31, 2003. The DIP facility expires on Sept. 12, 2004.

Results from Continuing Utility Operations

NorthWestern's electric and natural gas utility operations reported 2003 operating income of $144.4 million, compared with operating income of $143.6 million in 2002. Operating income from electric operations in 2003 was $121.4 million, an increase of 10.6 percent, compared with $109.7 million in 2002. The increase was due primarily to the inclusion in 2003 of 12 months of Montana operations as compared with 11 months in 2002 and increased margins in 2003. Operating income from natural gas operations in 2003 was $23.0 million, compared with operating income of $33.9 million in 2002. While the inclusion of January 2003 results from Montana operations contributed $6.4 million in increased operating income in 2003, it was offset by the Montana Public Service Commission's disallowance of $6.2 million in gas supply costs and an increase to the Company's environmental reserves.

Electric revenues for 2003 were $673.1 million, a 26.1 percent increase from revenues of $533.9 million in 2002. The increase in revenues was due to the inclusion in 2003 of 12 months of Montana operations compared with 11 months in 2002, which contributed $47.8 million. In addition, revenues from February through December 2003 increased approximately $91.3 million, compared with the same period in 2002, due to an $80.2 million increase in revenues recovered for purchase power supply costs, which are reflected in the Company's cost of sales and have no margin impact. Revenues also increased $10.8 million in 2003 due to a 3.8 percent increase in retail volumes and the addition of Montana customers that moved back to NorthWestern as the default supplier from customer choice. Wholesale revenues increased $1.8 million in 2003 due to a 0.7 percent increase in wholesale volumes and higher wholesale prices. This increase was offset by a $1.4 million decrease in wholesale revenue in 2003 due to Montana choice customers moving back to NorthWestern as the default supplier.



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Natural gas revenues during 2003 were $344.8 million, an increase of 43.8 percent, compared with $239.8 million in 2002. The increase was due to the inclusion in 2003 of January operating results from Montana operations which contributed $20.4 million. Revenues for February through December 2003 increased $84.6 million, compared with the same period in 2002 due in part to a $25.3 million increase in gas supply costs, which are reflected in the cost of sales and have no impact on gross margins. Also contributing to this increase was a $59.9 million increase in wholesale and retail revenues. Wholesale revenues increased in 2003 due to a 10.0 percent increase in volumes resulting from the addition of new ethanol plant customers and higher natural gas prices.

Electric volumes in 2003 totaled approximately 10.1 million megawatt hours, an increase of 3.2 percent, compared with volumes of approximately 9.8 million megawatt hours in 2002. The increase was due primarily to the inclusion of January results from Montana operations in 2003, which were excluded in 2002 and the return of Montana choice customers to NorthWestern as the default supplier.

Natural gas volumes totaled approximately 36.4 million dekatherms in 2003, an increase of 1.7 percent, compared with volumes of approximately 35.8 million dekatherms in 2002. The increase was due primarily to January 2003 results from Montana operations, which were excluded in 2002, and a 10.0 percent increase in wholesale volumes in 2003 from new ethanol plant customers.

Asset Sales

On Nov. 25, 2003, Expanets closed on the sale of substantially all of the assets and business of Expanets to Avaya, Inc. and retained certain specified liabilities. Thereafter, Expanets was renamed Netexit, Inc., which will continue as a nonoperating company until its affairs can be wound down. Among the terms of the agreement, Avaya paid Netexit cash of approximately $50.8 million and assumed debt of approximately $38.1 million, and approximately $14.5 million of the purchase price was set aside to satisfy certain liabilities that were not assumed by Avaya, and certain indemnification obligations of Netexit. Avaya also reduced cash paid at closing by approximately $44.6 million as a working capital adjustment, pending the determination of a final closing balance sheet. On Feb. 24, 2004, Avaya submitted its proposed final calculation of the working capital adjustment asserting that there was a holdback amount plus an additional $4.2 million. Netexit disputes this calculation and believes that pursuant to the terms of the asset purchase agreement, Netexit is owed additional cash ranging from $10 to $20 million resulting in potential net cash proceeds to Netexit of $60.8 million to $70.8 million. The dispute over the working capital adjustment is subject to an arbitration process, which is expected to be decided in May 2004. If Netexit cannot wind down its affairs in an orderly manner pursuant to applicable provisions of Delaware law, it may be forced to file bankruptcy. NorthWestern has recognized an estimated loss on disposal of approximately $49.3 million based on the terms of the sale and the


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expected amount to be received from Avaya. An additional loss may arise based on the results of the arbitration process.

Blue Dot has sold 48 businesses during 2003, repaid its credit facility from sales proceeds and terminated the facility. As of Dec. 31, 2003, Blue Dot had 14 remaining businesses and has subsequently sold an additional six businesses as of March 1, 2004. Blue Dot anticipates selling substantially all of the remaining businesses by June 30, 2004. NorthWestern hopes to receive in excess of $15 million in cash proceeds from Blue Dot during the liquidation of operations, assuming the remaining businesses sold produce their projected proceeds and there is successful resolution of insurance matters and remaining obligations.

Additional financial information related to NorthWestern's 2003 results is available in its Annual Report on Form 10-K which can be viewed on the Company's Web site at www.northwestern.com.

About NorthWestern
NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 608,000 customers in Montana, South Dakota and Nebraska.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements in this news release regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein relating to management's current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. On Sept. 14, 2003, NorthWestern Corporation filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Our subsidiaries, including Netexit, Inc. (f/k/a Expanets Inc.) and Blue Dot Services Inc., (Blue
Dot) are not party to the Chapter 11 case.

Words or phrases such as "anticipates," "may," "will," "should," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. Factors that may cause such differences include but are not limited to:

        (i) our common stock will be cancelled and our trust preferred securities will likely be restructured in a manner that will eliminate or very substantially reduce any remaining value. We have previously stated that the planned sale of noncore assets is not expected to change our view that our common stock has no value.


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               Accordingly, we urge that appropriate caution be exercised with respect to existing and future investments in any of our liabilities and/or securities;

        (ii) our ability to successfully develop, prosecute, confirm and consummate a plan of reorganization, emerge from bankruptcy as a going concern and avoid liquidation under the U.S. Bankruptcy Code;

        (iii) risks associated with third parties seeking and obtaining Bankruptcy Court approval for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 proceeding;

        (iv) our ability to operate pursuant to the terms of our $85 million debtor-in-possession financing facility arranged by us with Bank One, N.A., and other financing and contractual arrangements;

        (v) our ability to obtain Bankruptcy Court approval with respect to material motions in the Chapter 11 proceeding from time to time;

        (vi) our ability to obtain the support of the official committee of unsecured creditors and other stakeholders of the company for a plan of reorganization, which may be difficult in light of our likely inability to preserve any material value in our common equity and our trust preferred securities, or satisfy a material amount of our current unsecured debt, in a plan of reorganization;

        (vii) our ability to offset the negative effects that the filing for reorganization under Chapter 11 has had, or may have, on our business, management and employees including constraints placed on available capital;

        (viii) our ability to obtain and maintain normal terms with vendors and service providers;

        (ix) our ability to maintain contracts, including leases, that are critical to our operations;

        (x) the potential adverse impact of the Chapter 11 case on our liquidity or results of operations;

        (xi) our ability to develop a long-term strategy and our ability to fund and execute our business plan;

        (xii) our ability to avoid or mitigate material uninsured monetary judgments, or other adverse judgments, against us in (1) the shareholder class action lawsuit relating to the disposition of the generating and energy-related assets by The Montana Power Company, excluding our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, together with ERISA litigation regarding The Montana Power Company ESOP and 401(k) plan and (2) existing shareholder and derivative litigation or any additional litigation and regulatory action, including the initiation by the Securities and Exchange Commission (SEC) of a formal investigation, in connection with the restatement of our 2002 quarterly financial statements, any of which could have a material adverse affect on our liquidity, results of operations and financial condition;


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General Factors

        (xiii) our ability to fully address and correct weaknesses in our internal controls and to thereafter maintain an effective internal controls structure;

        (xiv)  our ability to attract, motivate and/or retain key employees;

        (xv) potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators, including the final order of the Montana Public Service Commission (MPSC) disallowing the recovery of $6.2 million of natural gas costs we incurred during the past tracker year, and an interim order fixing the recovery price during the next tracker year, which has had and could continue to have a material adverse effect on our liquidity, results of operations and financial condition;

        (xvi) unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

        (xvii) unanticipated changes in commodity prices or in fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, in combination with reduced availability of trade credit, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

        (xviii)increases in interest rates will increase our cost of borrowing;

        (xix) adverse changes in general economic and competitive conditions in our service territories; and

        (xx) certain other business uncertainties related to the occurrence of natural disasters, war, hostilities and the threat of terrorist actions.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption "Risk Factors" which is a part of the disclosure included in Item 7 in our report on Form 10-K entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this news release, our reports on Forms 10-K, 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this news release, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this news release or other public communications that


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we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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